Exhibit 99.1
Summary Historical Financial Information
The following tables set forth certain of our summary historical condensed consolidated financial information as of and for each of the fiscal years in the three-year period ended September 30, 2025. The summary historical financial information set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum and (ii) our audited consolidated financial statements and the notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended September 30, 2025 contained in our Annual Report on Form 10-K, as filed with the SEC on November 21, 2025 and incorporated by reference in this offering memorandum.
The summary historical condensed consolidated financial information as of September 30, 2025 and September 30, 2024 and for each of the fiscal years in the three-year period ended September 30, 2025 have been derived from our audited consolidated financial statements incorporated by reference herein. The summary historical condensed consolidated financial information as of September 30, 2023 set forth below is derived from the Company's audited consolidated financial statements which are not incorporated by reference herein.

	Year Ended September 30,
	2023	2024	2025
	(in millions)
Statements of Operations Data:
Net Sales	$6,991.0	$7,922.7	$8,158.0
Cost of goods sold	5,109.3	5,617.8	5,818.7
Gross profit	1,881.7	2,304.9	2,339.4
Selling, general and administrative expenses	1,078.4	1,330.4	1,308.6
Amortization of intangible assets	160.7	184.6	200.8
Impairment of goodwill(1)	42.2	─	29.8
Other operating expense (income), net	1.5	(3.6)	0.9
Operating profit	598.9	793.5	799.3
Interest expense, net	279.1	316.5	361.4
(Gain) loss on extinguishment of debt, net	(40.5)	2.1	5.8
(Income) expense on swaps, net	(39.9)	15.7	(6.9)
Other income, net	(12.7)	(12.9)	(5.0)
Earnings before income taxes and equity method loss (earnings)	412.9	472.1	444.0
Income tax expense	99.7	105.1	108.7
Equity method loss (earnings), net of tax	0.3	0.1	(0.5)
Net earnings including noncontrolling interests	312.9	366.9	335.8
Less: Net earnings attributable to noncontrolling interests	11.6	0.2	0.1
Net earnings	$301.0	$366.0	$335.7

Statements of Cash Flow Data:
Depreciation and amortization	$407.1	$476.9	$524.3
Cash provided by (used in):
Operating activities	750.3	931.7	998.3
Investing activities	(669.3)	(677.5)	(1,419.3)
Financing activities	(555.7)	415.6	(188.6)

	Year Ended September 30,
	2023	2024	2025
	(in millions)
Other Financial Data:
Cash paid for business acquisitions, net of cash acquired(2)	$(715.2)	$(248.1)	$(920.3)
Capital expenditures	(303.0)	(429.5)	(510.2)
EBITDA(3)	1,087.2	1,265.2	1,330.1
Adjusted EBITDA(4)	1,233.4	1,403.6	1,538.8
Acquisition Adjusted EBITDA(5)			1,583.3
Net Debt (as adjusted), as of the last day of the period(6)			7,345.2
Ratio of Net Debt (as adjusted) to Acquisition Adjusted EBITDA(7)			4.6x

	September 30,
	2023	2024	2025
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$93.3	$787.4	$176.0
Working capital, excluding cash and cash equivalents, restricted cash and current portion of long-term debt	557.1	497.0	630.2
Total assets	11,646.7	12,854.2	13,528.4
Debt, including current portion(8)	6,040.1	6,812.8	7,422.9
Other liabilities	276.7	343.4	371.6
Total shareholders’ equity	$3,851.3	$4,101.3	$3,763.0
(1) For information about the impairment of goodwill, see “Critical Accounting Estimates” and Notes 2 and 8 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2025 contained in our Annual Report on Form 10-K filed with the SEC on November 21, 2025 and incorporated by reference in this offering memorandum.
(2) We completed the PPI acquisition in March 2025 and the 8th Avenue acquisition in July 2025. The amounts included in cash paid for business acquisitions, net of cash acquired, reflect the cash consideration paid less any cash acquired in the transactions and include $124.4 million for the year ended September 30, 2025 related to the PPI acquisition and $795.9 million for the year ended September 30, 2025 related to the 8th Avenue acquisition.
(3) As used herein, EBITDA represents net earnings plus interest expense, net, income tax expense, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our operating performance and believe it is commonly reported and frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, management understands that investors, analysts and rating agencies consider EBITDA useful in measuring the ability of issuers of “high yield” securities to meet debt service obligations. Our management believes EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and income taxes are inversely correlated to interest expense. Depreciation and amortization are non-cash charges.
The indenture that will govern the notes and the indentures governing our other senior notes and the credit agreement use EBITDA (with additional adjustments similar to those discussed below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and debt incurrence. Our management also believes EBITDA is an accepted indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.
EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and such measures do not reflect any cash requirements for such replacements;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, as discussed under “Adjusted EBITDA” below; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. You should compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.
The following table reconciles net earnings to EBITDA for the periods indicated:

	Year Ended September 30,
	2023	2024	2025
	(in millions)
Net earnings	$301.0	$366.0	$335.0
Income tax expense	99.7	105.1	108.7
Interest expense, net	279.1	316.5	361.4
Depreciation and amortization	407.1	476.9	524.3
EBITDA	$1,087.0	$1,265.2	$1,330.0
(4) We present Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,
	2023	2024	2025
	(in millions)
EBITDA	$1,087.2	$1,265.2	$1,330.1

(Income) expense on swaps, net(a)	(39.9)	15.7	(6.9)
(Gain) loss on extinguishment of debt, net(b)	(40.5)	2.1	5.8
Impairment of goodwill(c)	42.2	—	29.8
Stock-based compensation(d)	77.2	84.4	81.6
Equity method investment adjustment(e)	0.4	0.5	0.4
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities(f)	31.6	(7.1)	(5.0)
Mark-to-market adjustments and impairments on equity securities and investments(g)	10.8	(3.1)	6.6
Integration costs(h)	30.4	36.5	38.7
Transaction costs(i)	15.6	1.2	6.2
Provision for legal settlements(j)	2.0	0.8	0.7
Restructuring and facility closure costs, excluding accelerated depreciation(k)	6.9	16.0	23.4
Inventory revaluation adjustment on acquired businesses(l)	12.7	1.0	22.0
Gain on dissolution of PHPC(m)	(10.5)	—	—
Gain on bargain purchase(n)	—	(10.6)	—
Loss on sale of business(o)	—	0.8	—
Costs expected to be indemnified, net(p)	(4.2)	—	—
Advisory income(q)	(0.6)	(0.6)	(0.5)
Noncontrolling interest adjustment(r)	12.1	(0.3)	(0.4)
Asset disposal costs(s)	—	1.1	6.3
Adjusted EBITDA	$1,233.4	$1,403.6	$1,538.8
(a)Represents mark-to-market adjustments and cash settlements on our interest rate swaps.
(b)Represents gains and losses recorded on extinguishment of debt, inclusive of payments for premiums and tender fees and the write-off of debt issuance costs, net of gains realized on the write-off of unamortized debt premiums and debt repurchased at a discount, as such gains and losses are inconsistent in amount and frequency.
(c)For information about the impairment of goodwill, see “Critical Accounting Estimates” and Notes 2 and 8 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2025 contained in our Annual Report on Form 10-K filed with the SEC on November 21, 2025 and incorporated by reference in this offering memorandum.
(d)Represents expenses related to stock-based compensation.
(e)Represents adjustments for our portion of interest expense, net, income tax expense/benefit and depreciation and amortization for our unconsolidated Weetabix investment accounted for using the equity method.
(f)Represents non-cash expenses for mark-to-market adjustments on economic hedges for commodities and foreign exchange contracts and warrant liabilities.
(g)Represents non-cash expenses for mark-to-market adjustments and impairments on equity securities and investments.
(h)Represents costs incurred to integrate acquired or to-be-acquired businesses.
(i)Represents expenses related to professional service fees and other related costs associated with signed and closed business combinations and business divestitures.
(j)Represents gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation of the Company.

(k)Represents certain restructuring and facility closure-related expenses, excluding accelerated depreciation.
(l)Represents the profit impact of inventory basis step-up related to business combinations.
(m)Represents the gains recorded upon the dissolution of PHPC primarily related to the write-off of costs recorded in connection with its initial public offering.
(n)Represents gains recorded related to acquisitions in which the fair value of the identifiable net assets acquired exceeded the purchase price.
(o)Represents losses recorded on the Company’s divestiture of the Willamette Egg Farms business.
(p)Represents costs incurred and expected to be indemnified in connection with damaged assets and gains related to indemnification proceeds received above the carrying value of damaged assets.
(q)Represents advisory income from 8th Avenue prior to the 8th Avenue acquisition.
(r)Represents adjustments for net earnings, interest expense, net, income tax expense and depreciation and amortization for consolidated investments which are attributable to the noncontrolling owners of the consolidated investments.
(s)Represents costs recorded in connection with the disposal of certain assets which were never put into use and/or the demolition and site remediation of unused facilities.
(5) “Acquisition Adjusted EBITDA” represents a further supplemental measure of our operating performance and ability to service debt. We prepare Acquisition Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to recent acquisitions as if those acquisitions had occurred on October 1, 2024, as follows:
•The PPI acquisition was completed effective March 3, 2025. Our results for the fiscal year ended September 30, 2025 include approximately seven months of financial results attributable to PPI. Acquisition Adjusted EBITDA for our fiscal year ended September 30, 2025 includes management’s estimate of the pre-acquisition EBITDA for PPI for the period October 1, 2024 to March 2, 2025.
•The 8th Avenue acquisition was completed effective July 1, 2025. Our results for the fiscal year ended September 30, 2025 include three months of financial results attributable to 8th Avenue. Acquisition Adjusted EBITDA for our fiscal year ended September 30, 2025 includes management’s estimate of the pre-acquisition EBITDA for 8th Avenue for the period October 1, 2024 to June 30, 2025 and does not give effect to our pending pasta business sale.
Management’s estimates of the pre-acquisition EBITDA of PPI and 8th Avenue, and the other financial data presented in this offering memorandum for such acquisitions, are based on the financial statements that were prepared by their respective prior management and do not include any contributions from synergies or cost savings that our management expects to achieve in the future. EBITDA of PPI and 8th Avenue are based on reasonable assumptions and information management believes to be reliable and accurate and represent management’s good faith estimates that are made on the basis of such assumptions and information. These financial statements and the reconciliations below have not been audited or reviewed, examined, compiled or subject to agreed upon procedures by our independent registered public accounting firm. Acquisition Adjusted EBITDA has not been prepared in accordance with the requirements of Article 11 of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Acquisition Adjusted EBITDA and the related ratios are presented for informational purposes only and do not purport to represent what our actual financial position or results of operations would have been if the acquisition had been completed as of an earlier date or that may be achieved in the future.

The following table reconciles Adjusted EBITDA to Acquisition Adjusted EBITDA for the period indicated:

Year Ended September 30, 2025
(in millions)
Adjusted EBITDA	$1,538.0
PPI EBITDA(a)	3.3
8th Avenue EBITDA(b)	41.2
Acquisition Adjusted EBITDA	$1,583.0
(a)Adjustment gives effect to the PPI acquisition, which was completed effective March 3, 2025, as if the PPI acquisition had occurred on October 1, 2024. The following is a reconciliation of earnings before income taxes to EBITDA for PPI:

October 1, 2024 through March 2, 2025
(in millions)
Earnings before income taxes	$1.0
Depreciation and amortization	2.1
PPI EBITDA	$3.0
(b) Adjustment gives effect to the 8th Avenue acquisition, which was completed effective July 1, 2025, as if the 8th Avenue acquisition had occurred on October 1, 2024. The following is a reconciliation of earnings before income taxes to EBITDA for 8th Avenue:

October 1, 2024 through June 30, 2025
(in millions)
Earnings before income taxes	$(65.0)
Depreciation and amortization	44.0
Interest expense, net	62.2
8th Avenue EBITDA	$41.0
(6) We present Net Debt (as adjusted) as a further supplemental measure of financial position. Net Debt (as adjusted) is defined as (a) the aggregate principal amount of our indebtedness outstanding of $7,517.2 million (which excludes $78.2 million of leaseback financial liabilities for certain pasta manufacturing facilities that are classified as held for sale as of September 30, 2025 and will be assumed by Richardson as part of the pending pasta business sale) less (b) cash and cash equivalents of $170.8 million, in each case after giving effect to the issuance of the notes offered hereby and the 5.50% notes redemption as if each of the foregoing transactions had occurred on September 30, 2025, and less (c) the current portion of our municipal debt of $1.2 million as of September 30, 2025 and, in the case of cash and cash equivalents, after giving effect to the payment of accrued and unpaid interest and estimated costs, fees and expenses with respect to such transactions. Net Debt (as adjusted) does not give effect to the pending pasta business sale.
(7) We present Ratio of Net Debt (as adjusted) to Acquisition Adjusted EBITDA as a further supplemental measure of financial position. Ratio of Net Debt (as adjusted) to Acquisition Adjusted EBITDA represents the ratio of our Net Debt (as adjusted) as of September 30, 2025 (calculated as described above in note (6)) to our Acquisition Adjusted EBITDA for the fiscal year ended September 30, 2025 (calculated as described above in note (5)).

(8) Includes unamortized debt issuance costs, net of unamortized debt premiums of $9.5 million at September 30, 2023, $32.3 million at September 30, 2024 and $29.3 million at September 30, 2025. Excludes $78.2 million of leaseback financial liabilities for certain pasta manufacturing facilities that are classified as held for sale as of September 30, 2025 and will be assumed by Richardson as part of the pending pasta business sale.